UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2011

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2011, Cisco Systems, Inc. (“Cisco”) entered into dealer agreements (the “Dealer Agreements”) with each of JP Morgan Securities LLC, Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Dealers”) and an Issuing and Paying Agent Agreement (the “Agency Agreement”) with Bank of America, National Association relating to a $3,000,000,000 commercial paper program (the “Program”). Cisco intends to use the net proceeds from the sale of the Notes (as defined below) under the Program for general corporate purposes. General corporate purposes may include repurchases of common stock, repayment of maturing debt, acquisitions, investments, additions to working capital, capital expenditures, or cash dividends.

The Dealer Agreements provide the terms under which the Dealers will either purchase from Cisco or arrange for the sale by Cisco of commercial paper notes, which are unsecured short-term promissory notes (“Notes”), pursuant to a private placement exemption from federal and state securities laws and contain customary representations, warranties, covenants and indemnification provisions. Amounts available under the Program may be borrowed, repaid and reborrowed from time to time, with the aggregate principal amount outstanding under the Program not to exceed $3,000,000,000. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue and the Notes must be in minimum denominations of $250,000. The Notes will not be redeemable prior to maturity and will not be subject to voluntary prepayment. The Notes will be issued, at the option of Cisco, either at a discounted price to their principal face value or will bear interest. Such discounted price or interest amounts shall be dependent on market conditions and the ratings assigned to the Program by credit rating agencies at the time of issuance of the Notes. The Notes will be the direct financial obligation of Cisco upon their issuance pursuant to the Agency Agreement. The Agency Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions.

If Cisco issues interest-bearing Notes, such Notes shall be subject to certain event of default provisions, including those related to the nonpayment of principal or interest when due and the bankruptcy or insolvency of Cisco, which shall cause such Notes to become immediately due and payable.

Cisco and its affiliates maintain various commercial and service relationships with the Dealers and their affiliates in the ordinary course of business. In the ordinary course of their respective businesses, the Dealers and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Cisco and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2011, Cisco entered into the Dealer Agreements and the Agency Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: January 31, 2011	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Senior Vice President, General Counsel and Secretary